Exhibit 3.156

STAMP	Articles of Incorporation ILLEGIBLE STATE OF NEVADA	Filing ILLEGIBLE : Receipt #:

Invoice # 75329
	STATE OF NEVADA Secretary of State	(For filling office use)

IMPORTANT: Read Instructions on reverse side before completing this form.

TYPE OR PRINT (BLACK INK ONLY)

1.	NAME OF CORPORATION: Harrah’s Maryland Heights Operating Company.

2.	RESIDENT AGENT: (designated resident agent and his STREET ADDRESS in Nevada where process may be served)

Name of Resident Agent: THE CORPORATION TRUST COMPANY OF NEVADA

Street Address:	One East First Street, Reno, NV 89501
	Street No.	Street Name	City	Zip

3.	SHARES: (number of shares the corporation is authorized to issue)

Number of shares with per value: ____________ Par value: 0.00 Numbers of shares without par value: 100

4.	GOVERNING BOARD: Shall be styled as (Check one): ☒ Directors ☐ Trustees

The FIRST BOARD OF DIRECTORS shall consist of 2 members and the names and addresses are as follows:

Philip G. Satre	1023 Cherry Road, Memphis, Tennessee 38117
Name	Address City/State/Zip

Colin V. Reed	1023 Cherry Road, Memphis, Tennessee 38117
Name	Address City/State/Zip

Name	Address City/State/Zip

5.	PURPOSE (optional – see reverse side): The purpose of the corporation shall be:

____________________________________________________________________________________________________

6.	PERSONAL LIABILITY (pursuant to NRS 78.037): Check one: _____Accept: ____Decline (if you choose accept) 6(a)) 6(a) if you chose accept, please check one: ___Limiting_____Eliminating

7.	OTHER MATTERS: Any other matters to be included is these articles may be noted on separate pages and incorporated by reference herein as a part of these articles: Number of pages attached _________.

8.	SIGNATURES OF INCORPORATORS: The names and addresses of each of the incorporators signing the articles: (signatures must be notarized)

A. E. Diamond	K. M. Rheinecker
Name (print)	Name (print)
906 Olive St, St Louis MO 63101	906 Olive St, St Louis MO 63101
Address City/ Street/Zip	Address City/State/Zip

/s/ A. E. Diamond	/s/ K. M. Rheinecker
Signature	Signature
M. M. Petralia
Name (print)
906 Olive St., St Louis MO 63101	/s/ Wilmetta Zaricor
Address City/ Street/Zip	Notary Public

/s/ M. M. Petralia	[STAMP]
Signature

9.	CERTIFICATE OF ACCEPTANCE OF APPOINTMENT OF RESIDENT AGENT

The Corporation Trust Company of Nevada hereby accept appointment as Resident Agent for the above named Corporation

/s/ John L. Linnihan	June 20, 1995
Signature of Resident Agent	Date
John L. Linnihan Asst. Vice President

STAMP

Certificate of Amendment

of

Articles of Incorporation

of

Harrah’s Maryland Heights Operating Company

Harrah’s Maryland Heights Operating Company, a corporation organized and existing under and by virtue of the laws of the State of Nevada, does hereby certify:

FIRST: That by unanimous written consent of the Board of Directors of said corporation, a resolution was duly adopted approving and setting forth the following amendment to the corporation’s Articles of Incorporation:

That the Articles of Incorporation be amended by the addition of Article Tenth and said Article shall be and read as follows:

ARTICLE 10

Any equity securities of this corporation are held subject to the condition that the corporation has the absolute right to redeem such securities by action of the Board of Directors, if, (A) in the judgment of the Board of Directors, any holder of the securities is determined by any gambling commission or authority to be unsuitable, or has an application for a license or permit rejected, or has a previously issued license or permit rescinded, suspended, revoked or not renewed, as the case may be, or that such action otherwise should be taken to the extent necessary to avoid any regulatory sanctions or, to prevent the loss of or secure the reinstatement of any gambling license, franchise or entitlement from any governmental agency held by the corporation, any affiliate of the corporation or any entity in which such corporation or affiliate is an owner, which gambling license, franchise or entitlement is (I) conditioned upon some or all of the holders of securities possessing prescribed qualifications, or (II) needed to allow the conduct of any portion of the business of the corporation or any such affiliate or other entity; or (B) the holder of any equity security of this corporation fails to enforce the provisions of the last paragraph of this Article 10 against its direct owners; provided that no holder of any equity security of this corporation whose equity securities are publicly traded pursuant to the Securities Exchange Act of 1934, as amended, and traded on the New York Stock Exchange, the American Stock Exchange, or NASDAQ be required to enforce the provisions of the last paragraph of this Article 10.

The terms of such redemption shall permit the corporation to redeem the equity securities of a disqualified holder at a redemption price equal to the fair market value of such securities, excluding any dividends or other remuneration thereon from the date the corporation receives notice of a determination of unsuitability or disqualification from the government agency, or in such lesser amount as may be specified by any applicable gambling law, regulation or rule.

From and after the redemption date or such earlier date as mandated by any applicable gambling law, regulation or rule, any and all rights of whatever nature, which may be held by the owners of any equity securities of the corporation selected for redemption (including any rights to vote or participate in any distributions of the corporation), shall cease and terminate and they shall thereafter be entitled only to receive that amount payable upon redemption.

The holder of any equity security of this corporation shall require that the articles of incorporation, charters, partnership agreements or other formative documents of each person or entity owning a direct interest in such holder (other than a holder who has been exempted from a suitability determination by any gambling commission or authority) shall incorporate the provisions of this Article 10 into their formative documents; provided that no holder of any equity security of this corporation whose equity securities are publicly traded pursuant to the Securities Exchange Act of 1934, as amended, and traded on the New York Stock Exchange, the American Stock Exchange, or NASDAQ shall be required to incorporate the provisions of this Article 10 into their formative documents.

SECOND: That the said change and amendment has been consented to and approved by a unanimous vote of the stockholders of each class of stock outstanding and entitled to vote thereon.

THIRD: That the capital of the corporation shall not be reduced under or by reason of said amendment.

STAMP

HARRAH’S MARYLAND HEIGHTS OPERATING COMPANY

By:	/s/ Philip G. Satre
Philip G. Satre, President

/s/ George W. Loveland
George W. Loveland, II
Assistant Secretary

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